PURE Bioscience Expands Board of Directors with Appointment of Elisabeth Hagen, M.D., Food Safety Consultant

SAN DIEGO (Nov. 2, 2017) – PURE Bioscience, Inc. (OTCQB: PURE), creator of the patented non-toxic silver dihydrogen citrate (SDC) antimicrobial, today announced that it has named Elisabeth Hagen, M.D., former USDA Under Secretary for Food Safety and currently a leading food safety consultant, to its Board of Directors. Dr. Hagen joins as an independent director, expanding the six-person Board to seven members.

Dr. Hagen’s wide-ranging food safety experience includes service as the USDA’s Chief Medical Officer where one of her primary focuses sought ways to reduce foodborne illness. As USDA Under Secretary for Food Safety she oversaw Food Safety and Inspection Service (FSIS) policies and programs. Today, Dr. Hagen’s consulting work advises a range of companies on food safety strategy, food trends, regulatory issues and crisis management. She serves as Food Safety Advisory Board Member for Chipotle Mexican Grill, Animal Welfare Advisory Board Member for Tyson Foods, and Advisory Board Member, Food Safety, at Yum Brands.

Dr. Hagen said, “I’m truly excited about the prospect of working with PURE and it’s Board to help bring more effective food safety solutions to the forefront. My career has been spent seeking solutions and innovative approaches to protect people from the devastating consequences of foodborne illness and that mission aligns perfectly with PURE’s goal to make food safer with SDC.”

Hank R. Lambert, CEO of PURE added, “Elisabeth’s unique background is the ideal combination of medical science, government and real-world experience about the irreparable harm foodborne illness can cause. She has successfully implemented new initiatives and brought forth new policies to enhance consumer protection. The Board welcomes Elisabeth’s contributions and looks forward to the benefit of her deep insights, broad experience and invaluable public and private sector relationships.”

Dr. Hagen holds an M.D. from Harvard Medical School and a bachelor’s degree from Saint Joseph’s University. She is specialty trained in internal medicine and infectious diseases.

About PURE Bioscience, Inc.

PURE Bioscience, Inc. is focused on developing and commercializing our proprietary antimicrobial products primarily in the food safety arena — providing solutions to the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on patented stabilized ionic silver, and our initial products contain silver dihydrogen citrate, or SDC. SDC is a broad-spectrum, non-toxic antimicrobial agent, which offers 24-hour residual protection and formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity and it mitigates bacterial resistance. PURE is headquartered in El Cajon, California (San Diego metropolitan area). Additional information on PURE is available at www.purebio.com.

Forward-looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; acceptance of the Company’s current and future products and services in the marketplace, including the Company’s ability to convert successful evaluations and tests for PURE Control into customer orders and customers continuing to place product orders as expected and to expand their use of the Company’s products; the ability of the Company to develop effective new products and receive required regulatory approvals for such products, including the required data and regulatory approvals required to use its SDC-based technology as a direct food contact processing aid in raw meat processing and to expand its use in OLR poultry processing; competitive factors, including customer acceptance of the Company’s SDC-based products that are typically more expensive than existing treatment chemicals; dependence upon third-party vendors, including to manufacture its products; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission (the SEC), including its Form 10-K for the fiscal year ended July 31, 2017. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contacts:
Hank Lambert, CEO	Terri MacInnis, VP of IR	Tom Hemingway
PURE Bioscience, Inc	Bibicoff + MacInnis, Inc.	Redwood Investment Group
619-596-8600 ext.103	818-379-8500	714-978-4425
hlambert@purebio.com	terri@bibimac.com	tomh@redwoodfin.com